Exhibit 5.2

Brownstein Hyatt Farber Schreck, LLP 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106

August 24, 2026

The Trade Desk, Inc.
42 N. Chestnut Street
Ventura, CA 93001

To the addressee set forth above:
We have acted as local Nevada counsel to The Trade Desk, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-3, including the base prospectus (the “Prospectus”) contained therein (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for offering and sale from time to time by the Company of an indeterminate number of the following securities of the Company: (i) shares (“Common Shares”) of the Company’s Class A common stock, par value $0.000001 per share (“Common Stock”), which Common Shares include any shares of Common Stock issuable upon the (x) conversion or exchange, as applicable, of any Preferred Shares (as defined below) or Debt Securities (as defined below) and (y) exercise of any Warrants (as defined below) to purchase shares of Common Stock; (ii) shares (“Preferred Shares”, and together with Common Shares, “Shares”) of the Company’s preferred stock, par value $0.000001 per share (“Preferred Stock”), in one or more series, which Preferred Shares include any shares of Preferred Stock issuable upon the (x) conversion or exchange, as applicable, of any Debt Securities and (y) exercise of any Warrants to purchase shares of Preferred Stock; (iii) senior, senior subordinated or subordinated debt securities (“Debt Securities”), to be issued pursuant to one or more indentures in substantially the form filed as an exhibit to the Registration Statement (each, as amended or supplemented through and including the date of each issuance of Debt Securities, an “Indenture”), including any Debt Securities issuable upon the exercise of any Warrants to purchase Debt Securities; (iv) warrants to purchase shares of Common Stock or shares of Preferred Stock (“Warrants”), to be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”); and (v) units (“Units”, and together with Shares, Debt Securities and Warrants, “Securities”) comprising any combination of the foregoing Securities, to be issued pursuant to one or more unit agreements (each, a “Unit Agreement”). This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of Securities as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Registration Statement and the Prospectus.

The Trade Desk, Inc.
August 24, 2026

For purposes of issuing this opinion letter, we have (a) made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies, of (i) the Registration Statement, including the Prospectus, (ii) the Company’s articles of incorporation and bylaws, each as amended to date (collectively, the “Governing Documents”), and (iii) such other agreements, instruments, corporate records (including, without limitation, resolutions adopted by the board of directors and any committee thereof, and by the stockholders of the Company) and documents, or forms thereof, as we have deemed necessary or appropriate, and (b) obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary or appropriate.
Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification, that (i) (a) any and all agreements, instruments and other documents (or form thereof) relating to the offering, issuance, registration or sale of any Securities, including, without limitation, underwriting agreements, Indentures (including any officer’s certificates or supplemental indentures relating thereto), Warrant Agreements (including each warrant certificate contemplated thereby) and Unit Agreements (including each unit certificate contemplated thereby) (collectively, the “Securities Documents”), will be duly authorized, executed and delivered by the Company and the other parties thereto; (b) the Company has taken or will take all corporate action required under applicable law in connection with the authorization, offering, issuance and sale of any Securities (including, without limitation, any Securities or other securities of the Company underlying, or issued or sold pursuant to or upon conversion, exchange or exercise of, any Securities or any other agreement, plan or arrangement), (c) all Securities will be offered, issued and sold in compliance with all applicable laws, the Governing Documents and the relevant Securities Documents in effect at all relevant times, (d) the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights of each series of Preferred Stock (including Preferred Shares) will be fixed and set forth in a certificate of designation relating to such series, prepared in the form prescribed by applicable law, duly authorized by the board of directors of the Company, duly signed by an authorized officer of the Company and properly filed with the Nevada Secretary of State (each, a “Certificate of Designation”), and (e) any and all certificates evidencing any Securities will be properly signed, registered and delivered, as necessary, in accordance with all applicable laws, the Governing Documents and the relevant Securities Documents (romanettes (i)(a) through (i)(e), inclusive, above are referred to collectively herein as the “Corporate Proceedings”); (ii) each of the Securities Documents, the form of which has been or will be filed as an exhibit to the Registration Statement, will be executed in substantially the form of such exhibit; (iii) the obligations of each party set forth in the Securities Documents will be its valid and binding obligations, enforceable in accordance with their respective terms; (iv) no Securities will be offered, issued or sold in violation, contravention or breach of, nor will any such offering, issuance or sale result in a default under, the Governing Documents, any agreement, certificate, document or other instrument that is binding upon the Company, or any requirement or restriction imposed by any governmental or regulatory agency, authority or body, or court; (v) immediately after any issuance of Common Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, plan or arrangement (including, without limitation, pursuant to the terms of any Securities), or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation; (vi) at no time will the total number of shares of Preferred Stock designated pursuant to all then-effective Certificates of Designation exceed the total number of shares of Preferred Stock then

The Trade Desk, Inc.
August 24, 2026

authorized under the Company’s articles of incorporation; (vii) immediately after any issuance of Preferred Shares, the total number of issued and outstanding shares of such series of Preferred Stock, together with the total number of shares of such series of Preferred Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, plan or arrangement (including, without limitation, pursuant to the terms of any Securities), or otherwise, will not exceed the total number of shares of such series of Preferred Stock then designated under the articles of incorporation or the Certificate of Designation for such series; (viii) the statements of fact and representations and warranties set forth in the documents we have reviewed are, and at all relevant times will be, true and correct as to factual matters; (ix) each natural person executing a document will have sufficient legal capacity to do so; (x) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine, and any document submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; and (xi) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.
We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.
Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:
1.    If and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Shares, and to the extent such Shares have been issued in accordance with all applicable terms and conditions set forth in the relevant Securities Documents, Securities and Certificates of Designation, as applicable, including proper conversion, exchange or exercise of any relevant Securities and payment in full of all consideration required therefor as authorized by such Corporate Proceedings and prescribed by such Securities Documents, Securities and Certificates of Designation, as applicable, and in accordance with the proceedings described in and in the manner contemplated by the Registration Statement, such Shares will be duly authorized, validly issued, fully paid and nonassessable.
2.    If and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Debt Securities, Warrants or Units, such Securities will be duly authorized.
The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after the date hereof. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving this consent, we do not

The Trade Desk, Inc.
August 24, 2026

admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, restrictions, exceptions and assumptions set forth herein, Latham & Watkins LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of issuing its opinion letter to the Company relating to the validity of Securities (other than Shares), as filed with the Commission as an exhibit to the Registration Statement.
Very truly yours,
/s/ Brownstein Hyatt Farber Schreck, LLP